EXHIBIT 10.36


                AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT


     This Amended and Restated Change of Control Agreement (the "Agreement") is made and entered into effective as of December 6, 1999 by and between MICHAEL AUFRICHT (the "Employee") and AvantGo, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Board of Directors of the Company (the "Board") believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment with the Company.

     B. The Board believes that it is imperative to provide the Employee with certain benefits upon termination of the Employee's employment in connection with a Change of Control (defined below).

     In  consideration  of  the  mutual  covenants  herein  contained,   and  in
consideration of the continuing employment of Employee by the Company, the parties agree as follows:

          1. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any compensation, other than as may be available in accordance with the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earliest of (a) the date on which Employee ceases to be employed as an employee of the Company, (b) the date that all obligations of the parties hereunder have been satisfied, or (c) one (1) year after a Change of Control.

          2. Change of Control.

               (a) Termination Following A Change of Control. If the Employee's employment with the Company is terminated within one (1) year after a Change of Control, then the Employee shall be entitled to receive severance benefits as follows:

                    (i) Voluntary Resignation or Termination for Cause. If (A) the Employee voluntarily resigns from the Company (other than as an Involuntary Termination (as defined below)) or (B) the Company terminates the Employee's employment for Cause (as defined below), then the Employee shall not be entitled to receive any additional compensation. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                    (ii) Involuntary Termination. If the Employee's employment is terminated as a result of an Involuntary Termination other than for Cause, the Employee shall be entitled to receive immediate vesting of a portion of each unvested stock option and restricted stock grant for the Company's securities held by the Employee on the date of termination such that (a) each such option shall be vested with respect to an additional 25% of the shares thereunder (but not to exceed 100% of the shares thereunder) on the termination date in accordance with the provisions of the Option Agreement and Plan pursuant to which such option was granted and (b) the Company's repurchase rights with respect to each such restricted stock grant shall lapse with respect to an additional 25% of the shares thereunder (but not to exceed 100% of the shares thereunder) on the termination date in accordance with the provisions of the Restricted Stock Purchase Agreement pursuant to which such restricted stock was sold.

               (b) Termination Apart from a Change of Control. If the Employee's employment with the Company is terminated at any time within one (1) year after the Employee's commencement of employment with the Company, then the Employee shall be entitled to receive severance benefits as follows:

                    (i) Voluntary Resignation or Termination for Cause. If (A) the Employee voluntarily resigns from the Company (other than as an Involuntary Termination) or (B) the Company terminates the Employee's employment for Cause, then the Employee shall not be entitled to receive any additional compensation. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                    (ii) Involuntary Termination. If the Employee's employment is terminated as a result of an Involuntary Termination other than for Cause, the Employee shall be entitled to receive immediate vesting of a portion of each unvested stock option and restricted stock grant for the Company's securities held by the Employee on the date of termination such that (a) each such option shall be exercisable for 25% of the shares thereunder on the termination date in accordance with the provisions of the Option Agreement and Plan pursuant to which such option was granted and (b) the Company's repurchase rights with respect to each such restricted stock grant shall lapse with respect to 25% of the shares thereunder on the termination date in accordance with the provisions of the Restricted Stock Purchase Agreement pursuant to which such restricted stock was sold.

          3. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                    (i) Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; provided that, at the time of such acquisition the Company is subject to the periodic reporting requirements under the Act.

                    (ii) Merger/Sale of Assets. A merger or consolidation of the Company, whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               (b) Cause. "Cause" shall mean (i) gross negligence or willful misconduct in the performance of the Employee's duties to the Company that has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law, (iv) commission of any act of fraud with respect to the Company, or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

               (c) Involuntary Termination. "Involuntary Termination" shall include any termination by the Company other than for Cause and the Employee's voluntary termination, upon 30 days' prior written notice to the Company, following (i) a material reduction or change in job duties or a change in job title, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements; (ii) any reduction of the Employee's base compensation (other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation); or (iii) the Employee's refusal to relocate to a facility or location outside of the San Francisco Bay area.

          4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, the Company shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code.

          5. Certain Business Combinations. In the event it is determined by the Board, upon receipt of a written opinion of the Company's independent auditors, that the enforcement of any Section of this Agreement, including, but not limited to, Section 2 hereof, which allow for the acceleration of vesting of stock options or restricted stock grants for the Company's securities upon the effective date of a Change of Control, would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section of this Agreement shall be null and void. For purposes of this Section 5, the Board's determination shall require the unanimous approval of the non-employee Board members.

          6. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          7. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when sent by confirmed facsimile or electronic mail transmission. Mailed, faxed or e-mailed notices to the Employee shall be addressed to the Employee at the home address, fax number or electronic mail address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed, faxed or e-mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          8. Miscellaneous Provisions.

               (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

               (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of San Mateo, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g) Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.

               (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

               (i)  Employment   Taxes.  All  payments  made  pursuant  to  this
Agreement will be subject to withholding of applicable income and employment taxes.

               (j) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


AVANTGO, INC.                                         MICHAEL AUFRICHT

By: /s/ Felix Lin                                     /s/ Michael Aufricht
    ----------------                                  -----------------------
Name:   Felix Lin
Title:  Chief Executive Officer
Address:  1700 Amphlett Boulevard, Suite 300          Address: [Address 1]
          San Mateo, CA 94402                                  [Address 2]